Exhibit 10.21
BUSINESS FINANCING MODIFICATION AGREEMENT
(Seventh Amendment to Amended and Restated Business Financing Agreement)

This Business Financing Modification Agreement (this “Modification Agreement”) is entered into as of November 24, 2025, by and between MNTN, Inc. (f/k/a MNTN Digital, Inc.), a Delaware corporation (“Borrower”), and Western Alliance Bank, an Arizona corporation (“Bank”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Business Financing Agreement, dated November 23, 2021, by and between Borrower and Bank, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, the Business Financing Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

2.DESCRIPTION OF CHANGE IN TERMS.

A.Modification(s) to Business Financing Agreement:

i.Section 4.15. Section 4.15 of the Business Financing Agreement is amended in its entirety and replaced with the following:

4.15 Maintain all of its and its Subsidiaries’ (other than Foreign Subsidiaries) depository and operating accounts and investment accounts with Lender and utilize Lender’s International Banking Division for foreign currency wires, foreign exchange, hedging, swaps and letter of credit activity; provided, however, that Borrower shall be permitted to maintain
(a) its existing payment processing accounts with Stripe and SwipeSum (the “Payment Processing Accounts”) so long as the balances in such accounts are swept to the Collection Account no less frequently than every five (5) business days and (b) deposit accounts with financial institutions other than Lender (the “Outside Accounts”), so long as (i) the aggregate balance of Borrower’s unrestricted cash on deposit with Lender is not less than $75,000,000 and (ii) such Outside Accounts are, at all times, subject to a deposit account control agreement, in form and substance acceptable to Bank, duly executed by Borrower and such financial institutions where such deposit accounts are maintained. The provisions of the previous sentence shall not apply to (i) the Payment Processing Accounts, (ii) any deposit accounts located outside of the United States that are being utilized by a Foreign Subsidiary or (iii) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such.

3.CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.PAYMENT OF DOCUMENTATION EXPENSES. On the date hereof, Borrower shall pay to Bank all of Bank’s reasonable and documented expenses incurred in connection with the negotiation and preparation of this Modification Agreement (the “Documentation Expenses”).

5.NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Bank would not enter into this Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising on the date hereof or hereafter under this Modification Agreement or any other Loan Document, each Releasing Party releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that

Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, in each case, that relate to, arise out of or otherwise are in connection with the Loan Documents or any of the negotiations, events or circumstances arising of or related to the Business Financing Agreement or the transactions contemplated thereby through the date of this Modification Agreement. Each Releasing Party acknowledges and agrees that they have been informed by their attorneys and advisors of, and are familiar with, and do hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that they may waive such rights and benefits. Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification Agreement and the Business Financing Agreement, and/or Bank’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

6.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Borrower represents and warrants that the representations and warranties contained in the Business Financing Agreement are true and correct as of the date of this Modification Agreement, and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification Agreement. The terms of this paragraph apply not only to this Modification Agreement, but also to any subsequent modification agreements.

7.CONDITIONS. The effectiveness of this Modification Agreement is conditioned upon payment of the Documentation Expenses.

8.NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.ELECTRONIC EXECUTION OF DOCUMENTS. Each party hereto may execute this Modification Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

10.COUNTERPARTS. This Modification Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Modification Agreement.

[Signature page follows.]

11.COUNTERSIGNATURE. This Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:    BANK:

MNTN, INC., a Delaware corporation    WESTERN ALLIANCE BANK, an Arizona corporation

By:    /s/ Patrick Pohlen        By:    /s/ Victor Le
Name:     Patrick Pohlen        Name:     Victor Le
Title:    Chief Financial Officer    Title:    Senior Credit Officer
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